UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 2007

VEECO INSTRUMENTS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York 11797
(Address of principal executive offices, including zip code)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On April 16, 2007, Veeco Instruments Inc. issued a press release announcing that it had entered into separate privately negotiated agreements with certain holders of its outstanding 4.125% Convertible Notes due 2008 (the “Outstanding Notes”) under which such holders agreed to exchange $106.4 million aggregate principal amount of the Outstanding Notes for approximately $105.5 million aggregate principal amount of a new series of 4.125% Convertible Notes due April 15, 2012 (the “New Notes” or the “notes”).  The exchange transactions were consummated on April 20, 2007.  As a result of the exchange transactions, approximately $37.6 million of the Outstanding Notes will remain outstanding.  Copies of the press release announcing the exchange, the form of the exchange agreement executed by Veeco and the holders of the Outstanding Notes participating in the exchange and the first supplemental indenture relating to the New Notes are furnished as Exhibit 99.1, Exhibit 10.1 and Exhibit 4.1, respectively, to this report.

The notes are  governed by an indenture, dated as of April 13, 2007, between us and U.S. Bank Trust National Association, as trustee, as supplemented by the first supplemental indenture thereto, dated as of April 20, 2007 (the “indenture”).  The description of the notes and the indenture in this report is a summary only, is not necessarily complete, and is qualified by the full text of the indenture filed herewith as Exhibit 4.1 which is incorporated herein by reference.

Interest on the notes will accrue at the rate of 4.125% per year from and including April 20, 2007, and will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2007.  The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the April 1 or October 1 (whether or not a business day) immediately preceding the applicable interest payment date.  The notes will mature on April 15, 2012.  The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

The notes will be our unsecured and subordinated obligations and will rank equally with all of our other unsecured and subordinated indebtedness, including the Outstanding Notes.  The notes are effectively subordinated to our senior indebtedness, to all of our secured indebtedness and to all indebtedness and other liabilities of our subsidiaries.

Holders may convert the notes prior to the close of business on the second business day prior to the stated maturity date at any time on or after January 15, 2012.  In addition, holders may convert their notes (i) during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2007 if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter as determined by us is greater than or equal to 130% of the conversion price per share of common stock in effect on the applicable trading day, (ii) during the five consecutive trading-day period following any five consecutive trading-day period, in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate, (iii) if the notes have been called for redemption and (iv) upon the occurrence of specified transactions that constitute a fundamental change as described in the indenture.

The initial conversion rate of the notes is 36.7277 shares of Veeco’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $27.23 per share of Veeco’s common stock).  The conversion rate and the equivalent conversion price in effect at any given time subject to adjustment as described in the indenture and the conversion rate will be increased if a fundamental change occurs as a result of certain transactions described in the indenture.  Upon conversion of a note, Veeco will have the right to deliver either (i) shares of Veeco’s common stock based upon the applicable conversion rate, or (ii) a combination of cash and shares of Veeco’s common stock, if any, based on a daily conversion value (defined below) calculated on a proportionate basis for each trading day of the 25 trading-day observation period (as defined below).  If we elect the option set forth in clause (ii) above and the conversion value as calculated above is greater than the principal amount of the note, we will deliver cash and shares of our common stock in satisfaction of our obligations upon conversion.  If, however, we elect the option set forth in such clause (ii) and the conversion value is less than the principal amount of the note, we will only deliver cash in satisfaction of such obligation.  It is our current intention to exercise our right under clause (ii) above upon conversion by a holder.

In the event that Veeco receives a holder’s notice of conversion upon fulfillment of one or more of the conditions described above, Veeco will notify the relevant holders, within two scheduled trading days following the conversion date, whether Veeco will satisfy its obligation to convert the notes through delivery of (i) shares of Veeco’s common stock based on the applicable conversion rate or (ii) a combination of cash and shares of Veeco’s common stock, if any, based on a daily conversion value.  However, Veeco will not be permitted to elect the option described in either clause (i) or (ii) if Veeco has made an irrevocable election to waive either option.  In either case, Veeco will deliver cash in lieu of any fractional share of common stock issuable in connection with payment of the settlement amount.

In a case of  satisfaction of Veeco’s obligation to convert the notes (the “conversion obligation”) by a combination of cash and shares of Veeco’s common stock, upon conversion, Veeco will deliver to holders in respect of each $1,000 principal amount of notes being converted a “settlement amount’ equal to the sum of the daily settlement amounts for each of the 25 VWAP trading days during the observation period.

The settlement amount will be computed as follows:

“Daily settlement amount,” for each of the 25 VWAP trading days during the observation period, shall consist of:

•              cash equal to the lesser of $40 and the daily conversion value; and

•              to the extent the daily conversion value exceeds $40, a number of shares equal to (A) the difference between the daily conversion value and $40, divided by (B) the daily VWAP for such VWAP trading day.

“Daily conversion value” means, for each of the 25 consecutive VWAP trading days during the observation period, 4% of the product of (1) the applicable conversion rate and (2) the daily VWAP of Veeco’s common stock on such VWAP trading day.

“Daily VWAP” means, for each of the 25 consecutive VWAP trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VECO UN <EQUITY> VAP <GO>” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such VWAP trading day (or if such volume-weighted average price is unavailable, or if such page or its equivalent is unavailable, the (a) price of each trade in Veeco’s common stock multiplied by the number of shares in each such trade, (b) divided by the total shares traded.  In each case during such VWAP trading day between 9:30 a.m. and 4:00 p.m., New York City Time on The NASDAQ Global Select Market or, if Veeco’s common stock is not traded on The NASDAQ Global Select Market, the principal U.S. national or regional securities exchange on which Veeco’s common stock is listed, by a nationally recognized independent investment banking firm retained for this purpose by Veeco.

“Observation period” with respect to conversion of any note means the 25 consecutive VWAP trading-day period beginning on and including the third trading day after the related conversion date, provided that with respect to any related conversion date occurring (i) after the date of issuance of a notice of redemption or (ii) the 28th scheduled trading day prior to the maturity date, the observation period means the 25 consecutive VWAP trading days beginning on and including the 28th scheduled trading day prior to the applicable redemption date or maturity date, respectively.

“Scheduled trading day” means a day that is scheduled to be a trading day on the primary U.S. national or regional securities exchange or market on which Veeco’s common stock is listed or admitted to trading.

A “VWAP trading day” is any scheduled trading day on which (i) there is no market disruption event and (ii) The NASDAQ Global Select Market or, if Veeco’s common stock is not traded on The NASDAQ Global Select Market, the principal U.S. national or regional securities exchange on which Veeco’s common stock is listed, is open for trading or, if Veeco’s common stock is not so listed, admitted for trading or quoted, any business day.  A “VWAP trading day” only includes those scheduled trading days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.  For the purposes of the definition of “VWAP trading day,” “market disruption event” means (i) a failure by the primary United States national securities exchange or market on which Veeco’s common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for Veeco’s common stock for an aggregate one-half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Veeco’s common stock or in any options contracts or future contracts relating to Veeco’s common stock.

Veeco will deliver the settlement amount to converting holders as soon as practicable following the last day of the observation period.

In a case of a satisfaction of the conversion obligation only in shares of Veeco’s common stock, upon conversion Veeco will deliver to holders a number of shares equal to (i) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (ii) the applicable conversion rate.

Veeco will deliver the settlement amount to converting holders as soon as practicable following the last day of the observation period.

We will not have the right to redeem any notes prior to April 20, 2011.  On or after April 20, 2011, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100.0% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but not including, the redemption date.  Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If a fundamental change as described in the indenture occurs at any time, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100.0% of the principal amount of the notes to be repurchased plus accrued and unpaid interest to, but not including, the repurchase date.

The payment of the principal of and interest on the notes is subordinated in right of payment as set forth in the indenture, to the prior payment in full, in cash, of all Senior Indebtedness (as defined in the indenture) whether outstanding on the date of the indenture or thereafter incurred.  The notes also are effectively subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of our subsidiaries.

In the event of any acceleration of the notes because of an event of default, the holders of any Senior Indebtedness then outstanding would be entitled to payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all obligations with respect to such Senior Indebtedness before the holders of notes are entitled to receive any payment or other distribution.  We are required under the indenture to promptly notify holders of Senior Indebtedness if payment of the notes is accelerated because of an event of default.

Each of the following is an event of default” under the indenture:

•                                          our failure to pay when due the principal on any of the notes at maturity, upon redemption or exercise of a repurchase right or otherwise, whether or not such payment is prohibited by the subordination provisions of the indenture;

•                                          our failure to pay when due an installment of interest on any of the notes that continues for 30 days after the date when due, whether or not such payment is prohibited by the subordination provisions of the indenture;

•                                          our failure to perform or observe any other term, covenant or agreement contained in the notes or the indenture for a period of 60 days after written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•                                          our failure to give timely notice of a fundamental change, certain specified corporate distributions or certain changes in control;

•                                          our failure to comply with covenants limiting our ability to merge, consolidate or transfer all or substantially all of our assets;

•                                          default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness (other than Excluded Indebtedness) of us or any of our subsidiaries or any mortgage, indenture, note, bond, capitalized lease or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled, in each case, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding notes);

•                                          default in the delivery when due of the conversion value, on the terms set forth in the indenture and the notes, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of such default for 10 days;

•                                          our failure to provide notice of the occurrence of a fundamental change when required under the indenture, and such failure continues for 5 business days;

•                                          certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any Significant Subsidiary (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933, as amended) of us or any of properties owned by these entities.

“Excluded Indebtedness” means: indebtedness not in excess of $10 million secured by a mortgage in effect when we acquire a business that owns the underlying property.

If an event of default (other than as described in the last bullet above) with respect to the notes occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest on all of the notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders).  If an event of default described in last bullet above occurs and is continuing, the principal (or such portion thereof) of and accrued and unpaid interest on all of the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The notes and shares of Veeco’s common stock issuable in certain circumstances upon the conversion of the notes have been issued in the exchange in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and have not been registered with the Securities Exchange Commission.

The information in this report, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it or they be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit	Description

4.1	First Supplemental Indenture dated as of April 20, 2007 by and between Veeco Instruments Inc. and U.S. Bank Trust National Association, as Trustee

10.1	Form of Exchange Agreement dated April 16, 2007 relating to the exchange of 4.125% convertible subordinated notes due December 21, 2008 for 4.125% convertible subordinated notes due April 15, 2012

99.1	Press release issued by Veeco Instruments Inc. dated April 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

April 20, 2007	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

4.1	First Supplemental Indenture dated as of April 20, 2007 by and between Veeco Instruments Inc. and U.S. Bank Trust National Association, as Trustee

10.1	Form of Exchange Agreement dated April 16, 2007 relating to the exchange of 4.125% convertible subordinated notes due December 21, 2008 for 4.125% convertible subordinated notes due April 15, 2012

99.1	Press release issued by Veeco Instruments Inc. dated April 16, 2007.